Exhibit 11.0 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


              For the Three Months Ended June 30, 2001 (UNAUDITED)

Statement regarding computation of earnings per share for the three months ended June 30, 2001.

                                   Income (Loss)    Weighted Average Shares    Per-Share Amount
                                   ------------------------------------------------------------
Basic Earnings per Share
   Income available to
   Common stockholders             $(28,920)                 89,949                 $(0.32)

Effect of Dilutive Securities
   Unearned incentive plan shares                                 0
                                   ------------------------------------------------------------
Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed conversions
                                   $(28,920)                 89,949                 $(0.32)
                                   ============================================================

Unearned incentive plan shares and stock options were excluded for the three months ended June 30, 2001, as they were anti-dilutive due to the loss.


                    For the Three Months Ended June 30, 2000

Statement regarding computation of earnings per share for the three months ended June 30, 2000

                                   Income           Weighted Average Shares    Per-Share Amount
                                   ------------------------------------------------------------
Basic Earnings per Share
   Income available to common
   common stockholders             $ 16,899                  87,594                   $.19

Effect of Dilutive Securities
   Unearned incentive plan shares                             3,234
                                   ------------------------------------------------------------
Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed conversions
                                   $ 16,899                  87,594                   $.19
                                   ============================================================

The stock options were not dilutive for the three months ended June 30, 2000.


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